Exhibit 99.2

ANN ARBOR AREA BOARD OF REALTORS®	ADDENDUM	a

WITH REFERENCE TO A CERTAIN CONTRACT dated May 5, 2018 between

~~Seller~~: 3missionpartners, Lessor

~~Purchaser~~: Amesite LLC, Lessee

for the property commonly known as __________________

207 E. Washington, Ann Arbor, MI 48104

CONTRACT IS AMENDED/SUPPLEMENTED AS FOLLOWS: ______________________________

Lessor agrees to build/construction additional standard bathroom space for Lessee at Lessor’s cost in the newly leased space on the 3rd floor to be completed within a 30 day period from commencement of this lease. Landlord has met with tenants designer and will coordinate. Tenant will be responsible for some small amounts of new drywall and painting of the bathroom.

Upon execution of this lease, all other lease agreements previously executed between lessor and lessee will become void, and this new lease for 207 E. Washington will supersede. Lessor agrees to allow Lessee to temporarily occupy 205 E. Washington Suite B free of charge while moving office and furniture to new location.

All other terms and conditions remain the same.

/s/ Ann Marie Sastry	5/6/2018	/s/ Jon Carlson	5/7/2018
Purchaser	Date	Seller	Date

Amesite LLC, Lessee		3missionpartners, Lessor
Purchaser	Date	Seller	Date

Use of this form is not authorized by the Ann Arbor Area Board of REALTORS® if standard form language is modified. Revised 10/05

Berkshire Hathaway HomeServices Snyder & Company, REALTORS® - Corporate, 2655 Plymouth Road Ann Arbor, MI 48105 Phone: (734) 476-8326 Fax: (734) 747-6811 3mission on Jeffrey Post Produced with ZipForm™ by zipLogix 18070 Fifteen Mile Road, Fraser, Michigan 48026 www.zipLogix.com